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                                                                    EXHIBIT 23.1

The Board of Directors
Minden Building and Loan Association
Minden, Louisiana

We consent to the use of our reports included herein and to the reference to our firm under the heading of "Experts," "Legal and Tax Opinions," and "The Reorganization and Stock Issuance-Tax Aspects", in the prospectus of Minden Bancorp, Inc., which is a part of the Registration Statement on Form SB-2 for Minden Bancorp, Inc. and a part of Form MHC-1 and Form MHC-2 for Minden Building and Loan Association.


/s/ Heard, McElroy & Vestal, LLP

April 29, 2002
Shreveport, Louisiana